EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Chancellor Group, Inc., a Nevada corporation (the “Company”), on Form 10-K for the year ending December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), Thomas Grantham, President, Principal Executive Officer and Chief Financial Officer of the Company does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Thomas Grantham
Thomas Grantham
President and Chief Financial Officer
April 7, 2008